Exhibit 99.1

Uber Announces Acquisition Offer for Delivery Hero

●	Cash consideration of €41.50 per share offered to all Delivery Hero shareholders, representing an Equity Value of $14.8 billion, or $13.7 billion adjusted for Uber’s prior stake purchases
●	The transaction is expected to be accretive to Non-GAAP EPS upon close; high-single-digit percentage accretion by year three
●	Delivery Hero has separately agreed to sell part of its business covering 14 markets to SSW Partners
●	Management Board and Supervisory Board of Delivery Hero unanimously welcome and support the Takeover Offer and intend to recommend Delivery Hero shareholders to tender into the offer, subject to their review of the Offer Document
●	Prosus has irrevocably committed to tender their shares, which would bring Uber’s total economic interest to ~53%

SAN FRANCISCO – July 16, 2026 – Uber Technologies, Inc. (NYSE: UBER) has entered into a business combination agreement with Delivery Hero, extending the world’s largest mobility and delivery platform to a total of 99 markets, with combined pro-forma Gross Bookings of $236 billion in 2025.

Under the terms of the voluntary takeover offer, Uber will offer Delivery Hero shareholders cash consideration of €41.50 per share (the “Offer Price”), representing an Equity Value1 of $14.8 billion (implied for 100% of the company), or $13.7 billion adjusted for Uber’s prior stake purchases.

Delivery Hero has entered into a separate agreement with SSW Partners, a New York-based investment firm that has led cross-border investments alongside global businesses. SSW will acquire Delivery Hero’s businesses in a total of 14 markets, particularly where Uber Eats and Delivery Hero already overlap, subject to completion of the Uber Takeover Offer and other customary conditions, for a consideration of approximately $1.6 billion. Uber will not acquire control over the businesses transferred to SSW, and SSW will independently lead the process to find strategic partners that best position those businesses for long-term success.

Businesses being acquired by Uber 50 markets generating $42B of Gross Bookings[2] in 2025	Businesses being acquired by SSW Partners 14 markets generating $11B of Gross Bookings in 2025
Baedal Minjok (Republic of Korea); foodora (Hungary); foodpanda (Bangladesh, Cambodia, Hong Kong, Laos, Malaysia, Myanmar, Pakistan, Philippines, Singapore); Glovo (Armenia, Bosnia and Herzegovina, Bulgaria, Cote d’Ivoire, Croatia, Georgia, Italy, Kazakhstan, Kenya, Kyrgyzstan, Montenegro, Morocco, Nigeria, Serbia, Tunisia, Uganda, Ukraine); Hungerstation (Saudi Arabia); PedidosYa (Argentina, Bolivia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Paraguay, Peru, Uruguay, Venezuela); talabat (Bahrain, Egypt, Iraq, Jordan, Kuwait, Oman, Qatar, United Arab Emirates)	foodora (Austria, Czechia, Norway, Sweden); efood (Greece); Foody (Cyprus); Glovo (Moldova, Poland, Portugal, Romania, Spain); PedidosYa (Chile, Ecuador); Yemeksepeti (Türkiye)

1 Based on Delivery Hero’s fully diluted shares outstanding of 314 million.

2 Gross Merchandise Value (GMV) used as a proxy for Gross Bookings.

“Delivery Hero’s talented team has built an extraordinary business, with beloved local brands and leading positions across many of the world’s fastest-growing delivery markets,” said Dara Khosrowshahi, CEO of Uber. “By bringing our platforms together, we will extend affordable, reliable delivery to many millions more people in many of the world’s most dynamic economies, while creating more opportunities for merchants and couriers. Together, we’ll nearly double the number of markets where we offer both mobility and delivery services, scaling a proven platform that we believe will create significant long-term value for our customers and shareholders.”

“We are excited about this opportunity with Uber and the possibilities it offers for our employees, shareholders, and partners. Uber’s global mobility and delivery platform and our shared commitment to innovation make this the right partnership to build on Delivery Hero’s strengths in local food delivery and Quick Commerce, and to take our Everyday App strategy further for our customers,” said Niklas Östberg, CEO of Delivery Hero. “I’m grateful to our people for building this company over 15 years, and we look forward to this great next chapter together.”

“The food delivery business is highly competitive and scale dependent. It is challenging to build from a European base, yet we have achieved an enormous amount over 15 years. Joining forces with a strong partner now is the right move for Delivery Hero to best secure its future competitiveness and ability to deliver value for all our stakeholders,” said Kristin Skogen Lund, Chair of the Delivery Hero Supervisory Board. “The Supervisory Board has been closely involved and fully supports the proposed transaction and we appreciate Uber’s shared interest in preserving and building on the Delivery Hero strengths.”

“We are pleased to acquire these market-leading businesses,” said Josh Steiner and Antonio Weiss of SSW Partners. “We will support management to ensure that these businesses continue to grow, invest in their people and deliver exceptional service to their customers. In parallel, we will lead the process to find the best long-term homes for these businesses, where they will continue to thrive.”

Transaction Rationale

The combination is expected to accelerate innovation and deliver meaningful benefits for consumers, merchants, couriers, and drivers. By bringing together Uber’s global technology platform with Delivery Hero’s strong local brands, merchant relationships, and delivery capabilities, the combined businesses will be better positioned to offer consumers greater choice, enhanced value, and a more seamless Uber One membership experience across more of their daily needs. For merchants, Uber’s large, highly engaged, and growing user base is expected to create incremental demand, supported by enhanced advertising, promotional, and local commerce tools. For couriers and drivers, a denser combined network is expected to drive higher order volumes, improved utilization, and a broader range of delivery and mobility earning opportunities.

The transaction nearly doubles the number of markets where Uber will offer both mobility and delivery services, from 34 to 58 markets, substantially broadening the addressable base for Uber’s proven cross-platform strategy. In Uber’s existing markets, cross-platform engagement represents a highly efficient acquisition channel while also increasing engagement, with cross-platform users generating roughly 3x the Gross Bookings and profits compared to single-product users. Uber expects the transaction to be accretive to Non-GAAP EPS upon close and high-single-digit percentage accretive by year three.

Commitment to Delivery Hero Employees and Investments in Germany

Uber recognizes that Delivery Hero’s success is built on the talent, entrepreneurial spirit, and dedication of its people. Uber fully supports and respects the commitments Delivery Hero has made to employees and has pledged to retain Delivery Hero’s headquarters and make no changes to its workforce in Berlin until at least 2029. Additionally, Uber has committed to invest €2 billion in Germany over the next 5 years, with a focus on developing its local corporate workforce, growing its nationwide business, and launching autonomous vehicle deployments and partnerships with the German automotive industry.

Financing and Capital Allocation

Uber will fund the Takeover Offer through existing cash on its balance sheet and new debt financing. Uber has executed a committed bridge facility of approximately €14 billion. The transaction is structured to maintain Uber’s strong investment grade credit rating, with gross leverage to remain below 2x, supported by Uber’s strong free cash flow generation. Uber’s existing capital allocation framework remains unchanged, including its commitment to return excess capital to shareholders through share buybacks.

Transaction Details

The Takeover Offer will be subject to a minimum acceptance threshold of 50% plus one share of Delivery Hero’s outstanding share capital (inclusive of shares owned by Uber) and certain further conditions, including receipt of certain merger control and financial regulatory clearances, which will be set out in full in the Offer Document. Prior to the announcement of the Takeover Offer, Uber held approximately 24.77% of Delivery Hero’s issued voting share capital directly, and held additional economic exposure of approximately 11.74% through equity derivatives. Prosus has entered into an irrevocable undertaking agreement to tender all of their Delivery Hero shares (~17% of shares outstanding) into the offer, bringing Uber’s total economic interest to ~53%. Uber has committed to not entering into a Domination and Profit Transfer Agreement (DPLTA) for a period of three years. Closing is expected in the second half of 2027.

The Offer Document will be submitted to BaFin for approval and published in accordance with the German Securities Acquisition and Takeover Act (WpÜG). The acceptance period for the Takeover Offer will commence upon publication of the Offer Document.

The Offer Document and other information pertaining to the Takeover Offer will be published, following approval by BaFin, on this website: www.delivering-value.com.

Conference Call with Uber Executives to Discuss Transaction

Uber will host a conference call to discuss the transaction at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time). A link to the live webcast of the conference call and a slide presentation are available on the Uber Investor Relations website at investor.uber.com.

Advisors

Morgan Stanley & Co. LLC and Deutsche Bank are serving as lead financial advisors to Uber. Bank of America and Goldman Sachs are also serving as financial advisors to Uber. Freshfields and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Uber and Cooley LLP is serving as legal counsel to Uber in connection with the financing. Affiliates of Morgan Stanley & Co. LLC, Bank of America and Deutsche Bank are providing the committed bridge facility to Uber. Evercore is serving as financial advisor to SSW. Paul Weiss, Hengeler Mueller, Baker Botts, and Gibson Dunn are serving as legal counsel to SSW.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 75 billion trips later, we’re building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

About Delivery Hero

Delivery Hero is the world’s leading local delivery platform, operating its service in around 65 countries across Asia, Europe, Latin America, the Middle East and Africa. The Company started as a food delivery service in 2011 and today runs its own delivery platform on four continents. Additionally, Delivery Hero is pioneering quick commerce, the next generation of e-commerce, aiming to bring groceries and household goods to customers in under one hour and often in 20 to 30 minutes. Headquartered in Berlin, Germany, Delivery Hero has been listed on the Frankfurt Stock Exchange since 2017 and is part of the MDAX stock market index. For more information, please visit www.deliveryhero.com.

About SSW Partners

SSW Partners is a New York-based private investment firm that is a trusted partner to leading corporations, investment firms and families. The principals of SSW have substantial investing, operating, and transaction experience internationally. SSW has jointly led two public-to-private transactions: the US$4.6 billion privatization of Veoneer in partnership with Qualcomm and the US$7.1 billion privatization of ESR Group.

Forward-Looking Statements

This press release contains forward-looking statements regarding the proposed transaction and Uber’s future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “should,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to the pending transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals, the risk that such approvals may result in the imposition of conditions that could adversely affect us or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the tender offer on a timely basis or at all; costs, expenses or difficulties related to the transaction; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Uber’s and/or Delivery Hero’s employees, merchants, suppliers, couriers and other business partners; the risk of litigation or regulatory actions to Uber and/or Delivery Hero; inability to retain key personnel; changes in legislation or government regulations affecting Uber or Delivery Hero; the potential impact of the transaction on Uber’s business, financial condition and operating results; the ability to complete the proposed transaction on the anticipated terms, including financing terms, timing and conditions; and economic financial, social or political conditions that could adversely affect Uber, Delivery Hero or the proposed transaction. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this press release is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable as of this date. Uber undertakes no duty to update this information unless required by law.

The tender offer described in the offer document is not being and will not be made, directly or indirectly, in any country or jurisdiction in which it would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Uber International Technologies II Corporation (the “Bidder”), Uber or any of its subsidiaries to change or amend the terms or conditions of the offer in any material way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the offer. It is not intended to extend the offer to any such country or jurisdiction. Any such documents relating to the offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction, and must not be used for the purpose of soliciting the purchase of securities of Delivery Hero by any person or entity resident or incorporated in any such country or jurisdiction.

Restrictions

The distribution of this press release may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, the Bidder and Uber disclaim any responsibility or liability for the violation of any such restrictions by any person. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Neither Uber nor the Bidder nor any of their respective advisors, assumes any responsibility for any violation by any of these restrictions. Any Delivery Hero shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay.

Information for shareholders of Delivery Hero in the United States

Shareholders of Delivery Hero in the United States are advised that the tender offer will be made for shares in a European Company (Societas Europaea) incorporated under German law and is subject to the statutory provisions of the Federal Republic of Germany on the implementation and conduct of such an offer, as well as certain applicable securities law provisions of the United States. The tender offer will, in particular, be implemented in accordance with (i) the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, “WpÜG”), WpÜG and the WpÜG Offer Regulation, and (ii) certain applicable securities law provisions of the United States.

Delivery Hero’s shares are not listed on a U.S. securities exchange and Delivery Hero is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder.

The tender offer is expected to be made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to exemptions provided by Rule 14d-1(d) under the Exchange Act, known as a “Tier II” tender offer, and otherwise in accordance with the requirements of the laws of the Federal Republic of Germany. Accordingly, the tender offer will be subject to disclosure and procedural requirements of German law, certain of which – including with respect to the tender offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments – are different from those of the United States. The tender offer will be made to Delivery Hero’s shareholders resident in the United States on the same terms and conditions as those that will be made to all other Delivery Hero shareholders.

To the extent permissible under applicable law or regulations, including Rule 14e-5 of the Exchange Act, Uber, the Bidder and their affiliates or its brokers and its brokers’ affiliates (acting as agents for Uber, the Bidder or their affiliates, as applicable) may from time to time after the date of this presentation and during the pendency of the tender offer, and other than pursuant to the tender offer, directly or indirectly, purchase or arrange to purchase shares of Delivery Hero that are the subject of the tender offer. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent any such purchases are made outside the tender offer at a price per share greater than the tender offer price, the offer consideration will be increased, as necessary, to match such higher price. To the extent information about such purchases or arrangements to purchase is made public in Germany, such information will be disclosed by means reasonably calculated to inform U.S. shareholders of Delivery Hero of such information. No purchases will be made outside the tender offer in the United States by or on behalf of Uber. In addition, the financial advisers to Uber may also engage in ordinary course trading activities in securities of Delivery Hero, which may include purchases or arrangements to purchase such securities. To the extent any such financial adviser is acting jointly with the Bidder within the meaning of Section 2 para. 5 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz), the offer consideration must be increased, as necessary, to match any higher acquisition price paid outside the tender offer. To the extent required in Germany, any information about such purchases will be made public in Germany in the manner required by German law.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer, passed upon the merits or fairness of the tender offer, or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer. Any representation to the contrary is a criminal offence in the United States.

The receipt of cash pursuant to the tender offer by a U.S. holder of Delivery Hero shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Delivery Hero shares is urged to consult its independent professional adviser immediately regarding the tax consequences of accepting the tender offer.

Delivery Hero shareholders domiciled or habitually resident in the United States may face difficulties in enforcing their rights and claims under U.S. federal securities laws because Delivery Hero is domiciled outside the United States and some or all of its directors and officers are domiciled outside the United States. U.S. shareholders may not be able to sue a company incorporated outside the United States or its directors and officers in a court outside the United States for violations of U.S. securities laws. Furthermore, difficulties may arise in enforcing judgments of a U.S. court against a company incorporated outside the United States.

Contacts

Uber

Investors: investor@uber.com

Press: press@uber.com

Delivery Hero

Investors: ir@deliveryhero.com

Press: press@deliveryhero.com

SSW Partners

Press: SSWPartners-Global@fgsglobal.com